                                2,615,000 Shares

                        BRIDGESTREET ACCOMMODATIONS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                              September __, 1997

LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.
  As Representatives of the
  several Underwriters
c/o  Legg Mason Wood Walker, Incorporated
111 South Calvert Street, 20th Floor
Baltimore, MD 21202

Ladies and Gentlemen:

         BridgeStreet Accommodations, Inc. a Delaware corporation (the "Company"), and the persons named in Schedule I (the "Selling Shareholders") propose to sell an aggregate of 2,615,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which 1,700,000 shares are to be issued and sold by the Company and an aggregate of 915,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their respective names in Schedule I, in each case to you and to the other underwriters named in Schedule II, acting severally and not jointly (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company and the Selling Shareholders have also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 392,250 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in
Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company, the Selling Shareholders and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

         Each Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit B (collectively, the "Agreement and Power of Attorney") pursuant to which each Selling Shareholder has placed his or her Firm Shares in custody and appointed the persons designated therein as a committee (the "Committee") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

         The Company and the Selling Shareholders severally confirm as follows their respective agreements with the Representatives and the several other Underwriters.

         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the respective representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders, at the purchase price per share for the Firm Shares to be agreed upon by the Representatives, the Company and the Selling Shareholders in accordance with Section 1(c) hereof, which purchase price shall not be higher than the maximum price recommended by McDonald & Company Securities, Inc., who the Company has engaged to act as "qualified independent underwriter" within the meaning of Rule 2720 (formerly Schedule E) to the By-Laws of the National Association of Securities Dealers, Inc., and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof. Schedule II may be attached to the Price Determination Agreement. The Company and the Underwriters agree that McDonald & Company Securities, Inc. will not receive any additional benefits hereunder for serving as the QIU in connection with the offering.

                  (b) Subject to all the terms and conditions of this Agreement, the Company and the Selling Shareholders grant the Option to the several Underwriters to purchase, severally and not jointly, up to 255,000 Option Shares from the Company and an aggregate of 137,250 Option Shares (determined on a pro rata basis) unless the Company and the Selling Shareholders otherwise agree from the Selling Shareholders at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Price Determination Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company and the Committee no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company and the Selling Shareholders will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

                  (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. The Company has elected to rely on Rule 430A. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 7 shall remain in effect.

         2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at the office of Legg Mason Wood Walker, Incorporated, 111 South Calvert Street, 20th Floor, Baltimore, Maryland 21202, against payment of the purchase price therefor by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company and an account designated in writing by the Selling Shareholders as a group to Legg Mason Wood Walker, Incorporated at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m. New York City time) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

                  To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

                  Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

                  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of the Firm Shares by the Selling Shareholders shall be borne by the Selling Shareholders. The Company and the Selling Shareholders will, severally and not jointly, pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

         3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

                  (a) A registration statement (Registration No. 333-26647) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

                  (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto or relating to any Selling Shareholder forwarded in writing to the Company by or on behalf of such Selling Shareholder. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation (i) in the jurisdiction in which it has its principal place of business and (ii) in all other jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to so license or qualify in any such other jurisdiction will not have a material adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever, except as disclosed in the Prospectus. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, limited liability company, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                  (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

                  (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's published rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                  (f) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any liabilities or obligations, direct or contingent, other than in the ordinary course of business and as will not have a Material Adverse Effect nor has it entered into nor will it enter into any transactions other than in the ordinary course of business and as will not have a Material Adverse Effect and other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                  (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could have a Material Adverse Effect.

                  (j) Except to the extent that breach of any of the following will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, including without limitation all zoning and licensing requirements and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder, which default could have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

                  (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or other securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

                  (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

                  (m) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for taxes not yet due and payable for which adequate reserves have been made, and except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries, and no other parties to such leases have asserted any violations thereunder which, individually or in the aggregate, could result in a Material Adverse Effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole.

                  (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration

Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.


                  (o) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (p) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

                  (q) Prior to the Closing Date, the Shares will be duly authorized for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market").

                  (r) The Company and its Subsidiaries are in compliance with all material federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

                  (s) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries.

                  (t) Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or in a transaction of a character required to be disclosed in the Prospectus.

                  (u) The Company has complied, and until the completion of the distribution of the Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

                  (v) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (w) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance herewith) which could, singly or in the aggregate, have a Material Adverse Effect.

                  (x) The Company maintains insurance with respect to its properties and business of the types and in amounts believed by the Company to be generally adequate for its business and consistent with insurance coverage maintained in similar companies and businesses, all of which insurance is in full force and effect.

                  (y) The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, could result in a Material Adverse Effect.

                  (z) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could have a Material Adverse Effect.

         4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

                  (a) Such Selling Shareholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Shareholder, have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms thereof and hereof.

                  (b) Such Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

                  (c) On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

                  (d) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, any contract or other agreement to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

                  (e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Shareholder.

                  (f) Such Selling Shareholder has examined the Registration Statement and Prospectus and has no knowledge of any material fact or condition not set forth in the Registration Statement or the Prospectus which has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and, to the best of such Selling Shareholder's knowledge and belief, neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein not misleading, and the sale of the Shares proposed to be sold by such Selling Shareholder is not prompted by any such knowledge.

                  (g) All information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply with all applicable provisions of the Act and the Rules and Regulations, contains and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (h) To the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 3 hereof are true and correct.

                  (i) Other than as permitted by the Act and the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares.

Such Selling Shareholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (j) Certificates in negotiable form for the Firm Shares to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of such Firm Shares under this Agreement, under the Agreement and Power of Attorney which appoints ______________ as custodian (the "Custodian") for each Selling Shareholder. Such Selling Shareholder agrees that the Shares represented by the certificates held in custody for him or her under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Shareholder and the Company, that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Committee by such Selling Shareholder are irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event. If any Selling Shareholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

                  (k) Such Selling Shareholder has not taken any action which would cause the Company to incur or become liable for any broker's commission or finder's fee in connection with any transaction contemplated by this Agreement.

         5. Agreements of the Company and the Selling Shareholders. The Company and the Selling Shareholders (as to Sections 5(i), (j), (o), (p), (q),
(r) and (s)) agree, severally and not jointly, with the several Underwriters as follows:

                  (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

                  (c) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

                  (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

                  (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                  (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Agreement and Power of Attorney, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the Nasdaq National Market, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and counsel to the Selling Shareholders, (9) the transfer agent for the Shares and (10) the Accountants.

                  (j) If this Agreement shall be terminated by the Company or the Selling Shareholders pursuant to any of the provisions hereof (otherwise than pursuant to Section 9) or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations hereunder, the Company and the Selling Shareholders, jointly and severally, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                  (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (m) During the period of 180 days commencing at the Closing Date, the Company will not, without the prior written consent of Legg Mason Wood Walker, Incorporated, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans or in connection with the acquisition of the business, stock or assets of third parties provided that the shares issued in any such acquisition may not be resold or otherwise disposed of during the period of 180 days commencing at the Closing Date.

                  (n) The Company will cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of Legg Mason Wood Walker, Incorporated, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the purchase of, or otherwise dispose of (except bona fide gifts to donees who agree to comply with the restrictions imposed upon the donors), or require the Company to file with the Commission a registration statement under the Securities Act to register any shares of, Common Stock or securities convertible into or exchangeable for Common Stock, or warrants or other rights to acquire shares of Common Stock of which any of such executive officers, directors, and more than 5% beneficial owners is now, or in the future may become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans.

                  (o) The Selling Shareholders will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of Legg Mason Wood Walker, Incorporated, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of or require the Company to file with the Commission on a registration statement under the Securities Act to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or warrants or other rights to acquire shares of Common Stock of which such Selling Shareholders are now or may in the future become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act).

                  (p) The Selling Shareholders will not, without the prior written consent of Legg Mason Wood Walker, Incorporated, make any bid for or purchase any shares of Common Stock during the 120-day period following the date hereof.

                  (q) As soon as any Selling Shareholder is advised thereof, such Selling Shareholder will advise Legg Mason Wood Walker, Incorporated and confirm such advice in writing, (1) of receipt by such Selling Shareholder, or by any representative of such Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Shareholders in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Shareholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (r) The Selling Shareholders will deliver to Legg Mason Wood Walker, Incorporated prior to or on the Effective Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         6. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by Legg Mason Wood Walker, Incorporated not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by Legg Mason Wood Walker, Incorporated and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to Legg Mason Wood Walker, Incorporated and Legg Mason Wood Walker, Incorporated did not object thereto in good faith, and Legg Mason Wood Walker, Incorporated shall have received certificates, dated the Closing Date and the Option Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of Legg Mason Wood Walker, Incorporated any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

                  (e) Each of the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Shareholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Shareholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  (f) The Representatives shall have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Nutter, McClennen & Fish LLP, counsel to the Company, and from _______________________, counsel to the Selling Shareholders, to the effect set forth in Exhibit D.

                  (g) The Representatives shall have received opinions, each dated the Closing Date and with respect to the Option Shares, the Option Closing Date, from Goodwin, Procter & Hoar LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to Legg Mason Wood Walker, Incorporated.

                  (h) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company on behalf of the Company, in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects;

                  (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                  (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

                  (v) There are no actions, suits, proceedings or investigations pending or threatened in writing against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before any court, governmental agency or arbitrator which seek to challenge the legality or enforceability of any of the documents filed, or required to be filed, as exhibits to the Registration Statement, seek damages or other remedies with respect to any of the documents filed, or required to be filed, as exhibits to the Registration Statement, except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages in excess of $100,000 or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such or seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus.

                  (vi) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Committee on behalf of each of the Selling Shareholders, in form and substance satisfactory to Legg Mason Wood Walker, Incorporated, to the effect that the representations and warranties of each of the Selling Shareholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Shareholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

                  (j) On or prior to the Closing Date, Legg Mason Wood Walker, Incorporated shall have received the executed agreements referred to in
Section 5(n).

                  (k) The Shares shall be qualified for sale in such states as Legg Mason Wood Walker, Incorporated may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (l) Prior to the Closing Date, the Shares shall have been duly authorized for quotation on the Nasdaq National Market.

                  (m) The NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

         7.       Indemnification.

                  (a) Each of the Company and the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted, which settlement has been approved by the indemnifying party), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
(i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its negligence or willful misconduct), provided that the Company and the Selling Shareholders will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; and provided further that the Company shall not be liable to any Underwriter and each person, if any, who controls any Underwriter as aforesaid with respect to the preliminary Prospectus to the extent such loss, claim, damage or liability results from the fact that such Underwriter sold Shares to a person who was not sent or given, prior to or concurrently with written confirmation of such sale, a copy of the Prospectus in each case where such delivery is required by the Securities Act, if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter is caused by such untrue statement or omission that was corrected in such Prospectus. This indemnity agreement will be in addition to any liability that the Company or any Selling Shareholder might otherwise have to any person who is an indemnified party hereunder.

                  The Company will also indemnify and hold harmless McDonald & Company Securities, Inc. acting as "qualified independent underwriter" within the meaning of Rules 2720(b)(15)(A) through (b)(15)(G) of the Conduct Rules of the NASD (the "QIU"), the directors, officers, employees, and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties, or between any indemnified parties and any third party, or otherwise, or any claim asserted, which settlement has been approved by the indemnifying party), as and when incurred, as a result of the QIU's participation as a "qualified independent underwriter" in connection with the offering of the Common Stock, except for any losses, claims, liabilities, expenses, damages and judgments resulting from the QIU's or such controlling person's willful misconduct or gross negligence.

                  (b) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or the Selling Shareholders within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 7(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders or the Underwriters, the Company, the Selling Shareholders and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid consistent with the Agreement in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Shareholders from persons other than the Underwriters, such as persons who control the Company or the Selling Shareholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or the Selling Shareholders and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Selling Shareholders on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). Except for a settlement entered into pursuant to the last sentence of Section 7(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

         8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from Legg Mason Wood Walker, Incorporated, without liability on the part of any Underwriter to the Company or any Selling Shareholder, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Company's business, properties, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD or by the Nasdaq Stock Market, (iii) trading in securities generally on the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or on the Nasdaq National Market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

         9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives, the Company and the Committee for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company or any Selling Shareholder for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company and the Committee shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1896 Georgetown Road, Hudson, Ohio 44236, Attention: William N. Hulett, III, with a copy to Constantine Alexander, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts 02110-2699, (b) if to any Selling Shareholder, _______________________, or (c) if to the Underwriters, to Legg Mason Wood Walker, Incorporated at the offices of Legg Mason Wood Walker, Incorporated, 111 South Calvert Street, 20th Floor, Baltimore, MD 21202,
Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Shareholders and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

         With respect to any obligation of the Company and the Selling Shareholders hereunder to make any payment, to indemnify for any liability or to reimburse for any expense, the Underwriters (or any other person to whom such payment, indemnification or reimbursement is owed) may pursue the Company with respect thereto prior to pursuing any Selling Shareholder.

         All representations, warranties and agreements of the Company and the Selling Shareholders contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

         Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Legg Mason Wood Walker, Incorporated.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The Company, the Selling Shareholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by (i) Legg Mason Wood Walker, Incorporated and the Company and, (ii) with respect to any amendment, modification or waiver which would materially and adversely affect the rights or materially increase the obligation of the Selling Shareholders, by the holders of at least two-thirds of the Firm Shares held by the Selling Shareholders.

                      UNDERWRITING AGREEMENT SIGNATURE PAGE

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    BRIDGESTREET ACCOMMODATIONS, INC.


                                    By:_______________________________
                                       Title:

                                    THE SELLING SHAREHOLDERS NAMED
                                    IN SCHEDULE I ATTACHED HERETO

                                    By: The Committee


                                    By:_______________________________

Confirmed as of the date first above mentioned:

LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.
Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule II hereof.

By:  LEGG MASON WOOD WALKER, INCORPORATED


By:_______________________________
   Title:

By:  MCDONALD & COMPANY SECURITIES, INC.


By:_______________________________
   Title:

                                   SCHEDULE I

                                   SCHEDULE II

                                  UNDERWRITERS

           Name of                                             Number of
         Underwriters                                         Firm Shares
         ------------                                       to be Purchased
                                                            ---------------
Legg  Mason Wood Walker, Incorporated

McDonald & Company Securities, Inc.

Total.........................................
                                                            ---------------

                                                            ---------------

                                                                       EXHIBIT A

                        BRIDGESTREET ACCOMMODATIONS, INC.

                              ---------------------

                          PRICE DETERMINATION AGREEMENT

                                                              September __, 1997

LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.
  As Representatives of the several Underwriters
c/o Legg Mason Wood Walker, Incorporated
111 South Calvert Street, 20th Floor
Baltimore, MD 21202

Dear Sirs:

         Reference is made to the Underwriting Agreement, dated September __, 1997 (the "Underwriting Agreement"), among BridgeStreet Accommodations, Inc., a Delaware corporation (the "Company"), the Selling Shareholders named in Schedule I thereto or hereto (the "Selling Shareholders"), and the several Underwriters named in Schedule II thereto or hereto (the "Underwriters"), for whom Legg Mason Wood Walker, Incorporated and McDonald & Company Securities, Inc. are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company and the Selling Shareholders, subject to the terms and conditions set forth therein, of an aggregate of 2,615,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

         The initial public offering price per share for the 2,615,000 Shares shall be $_______.

         The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

         The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         The Selling Shareholders, severally and not jointly, represent and warrant to each of the Underwriters that the representations and warranties of the Selling Shareholders set forth in Section 4 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         As contemplated by the Underwriting Agreement, attached as Schedule II is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         If the foregoing is in accordance with your understanding of the agreement among the Underwriters, the Company and the Selling Shareholders, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms and the terms of the Underwriting Agreement.

                  PRICE DETERMINATION AGREEMENT SIGNATURE PAGE

                                    Very truly yours,

                                    BRIDGESTREET ACCOMMODATIONS, INC.


                                    By:_______________________________
                                       Title:

                                    THE SELLING SHAREHOLDERS NAMED IN
                                    SCHEDULE I TO THE UNDERWRITING
                                    AGREEMENT

                                    By: The Committee


                                    By:_______________________________


Confirmed as of the date first above mentioned:


LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.
Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule II hereof.

By: LEGG MASON WOOD WALKER, INCORPORATED


By:_______________________________
   Title:

By: MCDONALD & COMPANY SECURITIES, INC.


By:_______________________________
   Title:

                                                                       EXHIBIT B

                                POWER OF ATTORNEY

                        BRIDGESTREET ACCOMMODATIONS, INC.

                                  Common Stock

[Names and Addresses of Committee]

Dear Sirs:

         The undersigned understands that BridgeStreet Accommodations, Inc., a Delaware corporation (the "Company"), intends to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering and sale by the Company, the undersigned (the "Selling Shareholder") and certain other Selling Shareholders of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         The Selling Shareholder desires to sell certain shares of Common Stock and to include such shares among the shares covered by the Registration Statement. The number of shares of Common Stock which the undersigned desires to sell (the "Shares") are set forth beneath the signature of the Selling Shareholder below.

         Concurrently with the execution and delivery of this Power of Attorney, the undersigned is delivering to you, or requesting the Company to deliver to you, certificates for the Shares, which you are authorized to deposit with ____________, as custodian (the "Custodian"), pursuant to a custody agreement in the form attached as Attachment A hereto (the "Custody Agreement").

         1. In connection with the foregoing, the Selling Shareholder hereby makes, constitutes and appoints you collectively, and each of you individually (a "Member") and each of your respective substitutes under Section 3, the true and lawful attorneys-in-fact of the undersigned (the Members or any of them or their respective substitutes, being herein referred to collectively as the "Committee"), with full power and authority, in the name and on behalf of the Selling Shareholder:

                  (a) To enter into the Custody Agreement and deposit with the Custodian pursuant thereto the certificates for the Shares delivered to the Committee concurrently herewith;

                  (b) For the purpose of effecting the sale of the Shares, to execute and deliver (i) an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company, the other Selling Shareholders and the representatives (the "Representatives"), selected by the Company, of the several Underwriters (the "Underwriters") and (ii) a Price Determination Agreement (as defined in the Underwriting Agreement), by and among the Company, the other Selling Shareholders and the Representatives;

                  (c) To endorse, transfer and deliver certificates for the Shares to or on the order of the Representatives or to their nominee or nominees, and to give such orders and instructions to the Custodian as the Committee may in its sole discretion determine with respect to (i) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof); (ii) the delivery to or for the account of the Representatives of the certificates for the Shares against receipt by the Custodian of the full purchase price to be paid therefor; (iii) the remittance to the Selling Shareholder of the Selling Shareholder's share of the proceeds, after payment of expenses described in the Underwriting Agreement, from any sale of Shares; and (iv) the return to the Selling Shareholder of certificates representing the number of Shares (if any) deposited with the Custodian but not sold by the Selling Shareholder under the Registration Statement for any reason;

                  (d)      To retain ________________________ (who are also
         counsel to the Company) as legal counsel for the Selling Shareholders in connection with any and all matters referred to herein;

                  (e) To take for the Selling Shareholder all steps deemed necessary or advisable by the Committee in connection with the registration of the Shares under the Act, including, without limitation, filing amendments to the Registration Statement, requesting acceleration of effectiveness of the Registration Statement, advising the Securities and Exchange Commission that the reason the Selling Shareholder is offering the Shares for sale is to diversify the Selling Shareholder's investments and to assist the Company in creating the public market for the Common Stock, informing said Commission that the Selling Shareholder has no knowledge of any material adverse information with regard to the current and prospective operations of the Company which is not stated in the Registration Statement, and such other steps as the Committee may in its absolute discretion deem necessary or advisable;

                  (f) To make, acknowledge, verify and file on behalf of the Selling Shareholder applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Shares are to be offered;

                  (g) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Shareholder the certificate or certificates representing the Shares, or a stock power or powers attached to such certificate or certificates; and

                  (h) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings and, in general, to do all things and to take all action which the Committee in its sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of Shares, as fully as could the Selling Shareholder if personally present and acting.

         2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Representatives, the Underwriters and the other Selling Shareholders and, for the purpose of completing the transactions contemplated by this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the Selling Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of the Selling Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Selling Shareholder is acting as a fiduciary or fiduciaries), and if, after the execution hereof, the Selling Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Power of Attorney, the Committee shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof.

         3. Each Member shall have full power to make and substitute any person in the place and stead of such Member, and the Selling Shareholder hereby ratifies and confirms all that each Member or substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one Member or his substitute. In the event of the death, disability or incapacity of any Member, the remaining Member or Members shall appoint a substitute therefor.

         4. The Selling Shareholder hereby represents, warrants and covenants that:

                  (a) All information furnished to the Company by or on behalf of the Selling Shareholder for use in connection with the preparation of the Registration Statement is and will be true and correct in all material respects and does not and will not omit any material fact necessary to make such information not misleading;

                  (b) The Selling Shareholder, having full right, power and authority to do so, has duly executed and delivered this Power of Attorney;

                  (c) The Selling Shareholder has carefully reviewed the Registration Statement and will carefully review each amendment thereto immediately upon receipt thereof from the Company and will promptly advise the Company in writing if:

                           (i)      The name and address of the Selling
                  Shareholder is not properly set forth in each preliminary prospectus (collectively, the "Preliminary Prospectus") contained in the Registration Statement and the prospectuses (collectively, the "Prospectus") contained in the Registration Statement at the time it becomes effective;

                           (ii) The Selling Shareholder has reason to believe that (A) any information furnished to the Company by or on behalf of the Selling Shareholder for use in connection with the Registration Statement or the Prospectus or any Preliminary Prospectus is not true and complete; and (B) any Preliminary Prospectus, the Prospectus and any supplements thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (iii) The Selling Shareholder knows of any material adverse information with regard to the current or prospective operations of the Company or any of its subsidiaries which is not disclosed in any Preliminary Prospectus, the Prospectus or the Registration Statement; or

                           (iv) Except as indicated in the Prospectus, the Selling Shareholder knows of any arrangements made or to be made by any person, or of any transaction already effected,
                  (A) to limit or restrict the sale of shares of the Common Stock during the period of the public distribution, (B) to stabilize the market for the Common Stock or (C) for withholding commissions, or otherwise to hold any other person responsible for the distribution of the Selling Shareholder's participation;

                  (d) In connection with the offering of the Shares, the Selling Shareholder has not taken and will not take, directly or indirectly, any action intended to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;

                  (e) The Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, a Prospectus or other material permitted by the Act;

                  (f) The Selling Shareholder will notify the Company in writing immediately of any changes in the foregoing information which should be made as a result of developments occurring after the date hereof and prior to the Closing Date under the Underwriting Agreement, and the Committee may consider that there has not been any such development unless advised to the contrary;

                  (g) The Selling Shareholder has, and at the time of delivery of the Shares to the Representatives, will have, full power and authority to enter into this Power of Attorney, to carry out the terms and provisions hereof and to make all the representations, warranties and covenants contained herein; and

                  (h) This Power of Attorney is the valid and binding agreement of the Selling Shareholder and is enforceable against the Selling Shareholder in accordance with its terms.

         5. The representations, warranties and covenants of the Selling Shareholder in this Power of Attorney are made for the benefit of, and may be relied upon by, the other Selling Shareholders, the Committee, the Company and its counsel, and their representatives, agents and counsel, the Custodian, the Underwriters and the Representatives and their counsel.

         6. The Committee shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given to it by the Selling Shareholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

         7. It is understood that the Committee assumes no responsibility or liability to any person other than to deal with the Shares deposited with it and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Committee makes no representations with respect to and shall have no responsibility for the Registration Statement, the Prospectus or any Preliminary Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own negligence or bad faith. The Selling Shareholder agrees to indemnify the Committee for and to hold the Committee harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Committee under this Power of Attorney, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the negligence or bad faith of the Member seeking indemnification. The Selling Shareholder agrees that the Committee may consult with counsel of its own choice (who may be counsel for the Company) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         8. It is understood that the Committee may, without breaching any express or implied obligation to the Selling Shareholder hereunder, release, amend or modify any other Power of Attorney granted by any other Selling Shareholder.

         9. It is understood that the Committee shall serve entirely without compensation.

         10. This Power of Attorney shall be governed by the laws of the State of New York without regard to the conflict of laws principles of such State.

         11. This Power of Attorney may be signed in two or more counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

         12. In case any provision in this Power of Attorney shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         This Power of Attorney shall be binding upon the Committee and the Selling Shareholder and the heirs, legal representatives, distributees, successors and assigns of the Selling Shareholder.


Dated:   __________, 1997

                                    Very truly yours,


                                    _____________________________

                                    Signature(s) of Selling Shareholder(s)


                                    _____________________________

                                    (Address)

                                    SHARES TO BE SOLD:
                                    _____ shares of Common Stock


ACKNOWLEDGED AND ACCEPTED:
THE COMMITTEE:


_____________________________

_____________________________

_____________________________

_____________________________

                                                                    ATTACHMENT A

                                CUSTODY AGREEMENT


         CUSTODY AGREEMENT, dated September ___, 1997, among _________________, as Custodian (the "Custodian"), and the persons listed on Annex I hereto (each a "Selling Shareholder" and collectively the "Selling Shareholders").

         BridgeStreet Accommodations, Inc., a Delaware corporation (the "Company"), intends to file a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), shares of the Company's common stock, $.01 par value per share (the "Common Stock").

         Each of the Selling Shareholders has executed and delivered a Power of Attorney (the "Power of Attorney") naming _____________, ____________ and _______________, and each of them, as his or her attorney-in-fact (the "Committee"), for certain purposes, including the execution, delivery and performance of this Agreement in his or her name, place and stead, in connection with the proposed sale by each Selling Shareholder of the number of Shares set forth opposite such Selling Shareholder's name in Annex I.

         1. A custody arrangement is hereby established by the Selling Shareholders with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Committee.

         2. There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Shares, which certificates have been endorsed in blank or are accompanied by duly executed stock powers, in each case with all signatures guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or a member of the National Association of Securities Dealers, Inc. Such certificates are to be held by the Custodian for the account of the Selling Shareholders and are to be disposed of by the Custodian in accordance with this Agreement.

         3.       The Custodian is authorized and directed by the Selling
Shareholders:

                  (a) To hold the certificates representing the Shares delivered by the Selling Shareholders in its custody;

                  (b) On or immediately prior to the settlement date for any Shares sold pursuant to the Registration Statement (the "Closing Date"), to cause such Shares to be transferred on the books of the Company into such names as the Custodian shall have been instructed by the representatives (the "Representatives") of the several Underwriters (the "Underwriters"); to cause to be issued, against surrender of the certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names; to deliver such new certificates representing such Shares to the Representatives, as instructed by the Representatives on the Closing Date for their account or accounts against full payment therefor; and to give receipt for such payment;

                  (c)      To disburse such payments in the following manner:
         (i) to itself, as agent for the Selling Shareholders, a reserve amount to be designated in writing by the Committee from which amount the Custodian shall pay, as soon as reasonably practicable, (A) the Selling Shareholders' proportionate share of all expenses of the offering and sale of the Shares as provided in the Underwriting Agreement by and among the Company, the Selling Shareholders and the Representatives,
         (B) its reasonable disbursements for acting hereunder with respect to the sale of the Shares and (C) any applicable stock transfer taxes; and
         (ii) to each Selling Shareholder, pursuant to the written instructions of the Committee, (A) on the Closing Date, a sum equal to the share of the proceeds to which such Selling Shareholder is entitled, as determined by the Committee, less the reserve amount designated by any Committee, and (B) promptly after all proper charges, disbursements, costs and expenses shall have been paid, any remaining balance of the amount reserved under clause (i) above. Before making any payment from the amount reserved under clause (i) above, except payments made pursuant to subclause (B) of clause (ii) above, the Custodian shall request and receive the written approval of the Committee. To the extent the expenses referred to in subclause (A) of clause (i) above exceed the amount reserved, the Selling Shareholders shall remain liable for their proportionate share of such expenses.

         4. Subject in each case to the indemnification obligations set forth in Section 7, in the event Shares of any Selling Shareholder are not sold, the Custodian shall deliver to such Selling Shareholder as soon as practicable after termination of the offering of the Shares, certificates representing such Shares deposited by such Selling Shareholder. Certificates returned to any Selling Shareholder shall be returned with any related stock powers, and any new certificates issued to the Selling Shareholders with respect to such Shares shall bear any appropriate legend reflecting the unregistered status thereof under the Act.

         5. This Agreement is for the express benefit of the Company and the Selling Shareholders, the Underwriters and the Representatives. The obligations and authorizations of the Selling Shareholders hereunder are irrevocable and shall not be terminated by any act of any Selling Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which any Selling Shareholder is acting as a fiduciary or fiduciaries), and if after the execution hereof any Selling Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other event or events shall occur before the delivery of such Selling Shareholder's Shares hereunder to the Representatives, such Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

         6. Until payment of the purchase price for the Shares has been made to the Selling Shareholders or to the Custodian, the Selling Shareholders shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the number of Shares delivered by each of them to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, each Selling Shareholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Shares and any interests therein.

         7. The Custodian shall assume no responsibility to any person other than to deal with the certificates for the Shares and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof, and the Selling Shareholders, severally and not jointly, hereby agree to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting as the Custodian pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence or bad faith of the Custodian. The Selling Shareholders agree that the Custodian may consult with counsel of its own choice (who may be counsel for the Company), and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel.

         8. Each of the Selling Shareholders, jointly and not severally, hereby represents and warrants that: (a) it has, and at the time of delivery of its Shares to the Representatives it will have, full power and authority to enter into this Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein and therein; and (b) this Agreement and the Power of Attorney are the valid and binding agreements of such Selling Shareholder and are enforceable against such Selling Shareholder in accordance with their respective terms.

         9. The Custodian's acceptance of this Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with its terms.

         10. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Agreement given to it on behalf of each of the Selling Shareholders if the same shall be made or given to the Custodian by the Committee, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

         11. This Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution by the Custodian of one counterpart hereof and its delivery thereof to the Committee shall constitute the valid execution of this Agreement by the Custodian.

         12. This Agreement shall be binding upon the Custodian, each of the Selling Shareholders and the respective heirs, legal representatives, distributees, successors and assigns of the Selling Shareholders.

         13. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles of such State.

         14. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to a Selling Shareholder, to his address set forth in Annex I; and (ii) if to the Custodian, to it at
___________________.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    _________________________________

                                    _________________________________,
                                    as Custodian

                                    THE SELLING SHAREHOLDERS
                                    LISTED IN ANNEX I HERETO:

                                    By: The Committee


                                    By:_______________________________

                                     Annex I

Names and Addresses
of Selling Shareholders                                         Share to be Sold

Total......................................................
                                                                ----------------

                                                                ----------------

                                                                       EXHIBIT C

                                                              September __, 1997

LEGG MASON WOOD WALKER, INCORPORATED
MCDONALD & COMPANY SECURITIES, INC.
 As Representatives of the
 several Underwriters
c/o  Legg Mason Wood Walker, Incorporated
111 South Calvert Street, 20th Floor
Baltimore, MD 21202

Dear Sirs:

         In consideration of the agreement of the several Underwriters, for which Legg Mason Wood Walker, Incorporated and McDonald & Company Securities, Inc. (the "Representatives") intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of 3,007,250 shares of Common Stock, par value $.01 per share (the "Common Stock") of BridgeStreet Accommodations, Inc., a Delaware corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-26647), the undersigned hereby agrees that the undersigned will not, for a period of 180 days after the date of the Prospectus (as defined in the Underwriting Agreement between the Company and the Underwriters), without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose (or announce the offer, sale, contract of sale, grant of any option to purchase or other disposition) of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company (such securities being referred to herein as "Rights"), other than pursuant to bona fide gifts to persons who agree in writing with the Representative to be bound by the balance of such 180-day restriction. The foregoing restriction is expressly agreed to preclude the holder of any such shares of Common Stock or Rights from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in such disposition during such 180-day period, even if such shares of Common Stock or Rights would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any such shares of Common Stock or Rights or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such shares of Common Stock or Rights. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock or Rights held by such person except in compliance with this restriction.

         Notwithstanding the foregoing, the undersigned may purchase Common Stock pursuant to the Company's 1997 Equity Incentive Plan and may exercise stock options granted pursuant to the Company's 1997 Equity Incentive Plan without complying with the restrictions described in the preceding paragraph provided that any shares of Common Stock purchased pursuant to such plans during the 180-day period described in the preceding paragraph shall be subject to the balance of such 180-day restriction.

                                    Very truly yours,


                                    By:____________________________________

                                    Print Name:_____________________________

                                                                       EXHIBIT D

                               Form of Opinion of
                             Counsel to the Company

         The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business, all as described in the Registration Statement and the Prospectus. The Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the capital stock of each of its Subsidiaries.

         All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under
(i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Company's certificate of incorporation or by-laws or (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement or the Prospectus, to our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

         No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state or other securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. All references in this opinion to the Agreement shall include the Price Determination Agreement.

         The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

         The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

         To our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto.

         To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

         To our knowledge, neither the Company nor any of the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole.

         All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

         The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

         The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement do not and will not (i) violate the certificate of incorporation or by-laws of the Company, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (B) any voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities and of which we have knowledge or (C) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge, or (iv) to our knowledge, violate applicable provisions of any statute or regulation.

         Delivery of certificates for the Shares will transfer valid and marketable title thereto to each Underwriter that has purchased such Shares in good faith and without any notice of any adverse claim with respect thereto.

         The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         The Shares have been authorized for quotation on The Nasdaq Stock Market's National Market.

         We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

         We hereby further confirm to you that, to our knowledge, there are no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company, any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement or (ii) are of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

         In addition to the opinion set forth above, we also confirm that we have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the

Registration Statement or the Prospectus or in any amendment or supplement thereto nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

         The foregoing opinion is subject to the qualification that the enforceability of the Agreement may be: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. In rendering such opinion, we may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts, the United States or the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and of public officials.

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 6(g) of the Agreement.

                                                                       EXHIBIT E

                                 Form of Opinion
                                of Counsel to the
                              Selling Shareholders

         Each of the Selling Shareholders has full power and authority to enter into the Agreement and the Agreement and Power of Attorney and to sell, transfer and deliver such Shares pursuant to the Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery of the Agreement and the Agreement and Power of Attorney on behalf of each of the Selling Shareholders has been given. The delivery of the Shares on behalf of the Selling Shareholders pursuant to the terms of the Agreement and payment therefor by the Underwriters will transfer good and marketable title to the Shares to the several Underwriters purchasing the Shares, free and clear of all liens, encumbrance and claims whatsoever.

         Each of the Agreement and the Agreement and Power of Attorney has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders, is a valid and binding agreement of each Selling Shareholder and, except for the indemnification and contribution provisions of the Agreement, the Agreement and the Agreement and Power of Attorney are enforceable against the Selling Shareholders in accordance with the terms thereof.

         No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by or on behalf of the Selling Shareholders, in connection with the execution, delivery and performance of the Agreement and the Agreement and Power of Attorney by or on behalf of the Selling Shareholders or in connection with the taking by or on behalf of the Selling Shareholders of any action contemplated thereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholders.

         The execution and delivery by the Selling Shareholders of, and the performance by the Selling Shareholders of their agreements in, the Agreement and the Agreement and Power of Attorney, do not and will not (i) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any Selling Shareholder pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (B) any voting trust arrangement or any contract or other agreement to which any Selling Shareholder is a party that restricts the ability of any such Selling Shareholder to issue securities and of which we have knowledge or (C) any other contract or other agreement of which we have knowledge, (ii) breach or otherwise violate any existing obligation of any Selling Shareholder under any court or administrative order, judgment or decree of which we have knowledge or (iii) violate applicable provisions of any statute or regulation in the States of Delaware, Maryland, Virginia, Tennessee, Mississippi, Ohio, Minnesota, Michigan, Oklahoma, or Illinois, the District of Columbia or of the United States.

         There are no transfer or similar taxes payable in connection with the sale and delivery of the Shares by the Selling Shareholders to the several Underwriters, except as specified in such opinion.

         The foregoing opinion is subject to the qualification that the enforceability of the Agreement and the Agreement and Power of Attorney may be:
(i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 6(g) of the Agreement.

                                        2